Contact:
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Sandra M. Mitchell
Vice President, Director of Corporate Communications
(860) 456-6509

                 SI FINANCIAL GROUP, INC. ANNOUNCES OPEN MARKET
               STOCK PURCHASES TO FUND 2005 EQUITY INCENTIVE PLAN

         Willimantic, Connecticut. June 28, 2005. - SI Financial Group, Inc. (Nasdaq: SIFI) today announced that to fund the Company's 2005 Equity Incentive Plan, a trust was recently established which has begun to purchase shares of the Company's common stock in the open market with funds contributed by the Company. Purchases will be made from time to time at the discretion of the independent trustee of the trust and will amount up to 246,249 shares, or 1.96% of the Company's issued and outstanding common stock. Stockholders approved the 2005 Equity Incentive Plan at the Company's annual meeting in May.

         SI Financial Group, Inc. is the parent company of Savings Institute Bank & Trust Company. Savings Institute Bank & Trust Company is headquartered in Willimantic, Connecticut with fourteen other branches in eastern Connecticut. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.